REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: NOVEMBER 24, 2020 / 1:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Carla Casella JPMorgan Chase & Co, Research Division - MD & Senior Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer David Loughran Buckley BofA Merrill Lynch, Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Jay Daniel Sole UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Kate Bridget Fitzsimons RBC Capital Markets, Research Division - Assistant VP Marni Shapiro The Retail Tracker - Co-Founder Paul Lawrence Lejuez Citigroup Inc., Research Division - MD and Senior Analyst Sarah Goldberg Robert W. Baird & Co. Incorporated, Research Division - Research Analyst Susan Kay Anderson B. Riley Securities, Inc., Research Division - Analyst P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch Third Quarter Fiscal Year 2020 Earnings Call. Today's conference is being recorded. (Operator Instructions) At this time, I would like to turn the conference over to Pam Quintiliano. Please go ahead. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our third quarter 2020 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our third quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning, and thank you for joining us today. I hope you and your loved ones are safe and healthy, and that no matter how you are planning to celebrate this holiday weekend that you find some time to take care of yourself and relax. Before discussing earnings, I would like to take a moment to thank our global team and vendor partners. Due to your ongoing hard work and tireless commitment, we achieved better-than-expected third quarter results. Total company revenues declined 5%, above our forecast for a 15% to 20% decline shared on our second quarter earnings call. Our balanced merchandise assortments resonated with our target customers with all brands, regions and channels exceeding internal sales expectations. Outperformance was achieved on reduced promotional and clearance activity, driving improved margins. At the time of our August call, there was still a significant amount of uncertainty around back-to-school for many students in the United States, and roughly 80% of our stores were closed in California, which is one of our largest markets. Due to this uncertainty, we expected the summer and back-to-school selling seasons to be extended and to recoup some, but not all, of the lost back-to-school sales from our traditional August peak. We saw this play out with omni sales in September and October exceeding our internal expectations. Digital revenues rose 43% to a third quarter company record of $382 million. We registered meaningful year-over-year improvements in traffic to our websites and apps and in conversion and new customer acquisition. We realized record Q3 digital sales in over 2/3 of our categories, including the majority of our high-margin, must-win, must-grow classifications. Importantly, we achieved these records on reduced promotions and clearance, contributing to our highest Q3 digital gross margin in 8 years. I am proud of how we executed and want to give a special shout-out to our supply chain team who was able to keep up with increased digital demand despite many headwinds. Looking ahead, our team has set us up for success for this holiday season by adding a pop-up DC and additional carriers to help with anticipated demand. On the stores side, we ended the quarter with 97% of our global store base open, albeit still at reduced hours. We reopened stores operated at approximately 75% productivity for Q3. In-store traffic improved sequentially, although it remained down from last year. Customers who came to stores had a high intent-to-buy, resulting in higher year-over-year conversion and bigger baskets. Our total company gross margin rate expanded by 390 basis points, benefiting from reduced depth and breadth of promotions as well as better FX and shrink rates. At the same time, we continued to manage expenses tightly, achieving our best Q3 operating income since 2012. Now on to the brands. At Hollister, we were pleased with Q3 results despite the unpredictable and unprecedented back-to-school season. After a slow August, which is typically our largest month of the quarter, we rebounded nicely in September and October as California stores reopened and teens began to go back to school in varying ways nationwide. As a result, sales declined just 7% at Hollister for the quarter, which exceeded internal expectations. Our focus on assortment architecture continued to pay off with several of our high-margin must-haves and top 30 items outperforming, helping to drive our best Q3 gross margin rate at Hollister since 2008. From a category perspective, we saw a strength in growth in girl's dresses, sweatshirts, shorts and knit bottoms and guy's shorts and underwear. At Gilly Hicks, we experienced double-digit sales growth, including once again, achieving over 100% digital growth from last year. Our customer continued to embrace our new active collection, Gilly Go, as well as our comfy lounge intimates offerings, including bralettes, cozy sleep and a refined underwear assortment. We're excited about the significant white space that we see for Gilly. Based on its track record of sales and margin expansion, we are dedicating additional resources to accelerate growth. Throughout the quarter, we spoke with both the Hollister and Gilly customer on how to make their unique voices heard. As we further shifted messaging away from promotions into storytelling, we leaned heavily into our volume on series and our Show Up For 2020 Campaign, both of 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

which focused on amplifying teen voices. During the quarter, we also built on our recently introduced partnership with social media stars, Charli and Dixie D'Amelio. In late July, Charli and Dixie helped launch our back-to-school jeans campaign, along with fellow influencer, Noah Pugliano, and teen favorite, Bill Nye, The Science Guy. This highly successful campaign has had more than 5.4 billion views on TikTok and it has been the #1 TikTok brand campaign of the year based on brand lift metrics. In September, we introduced exclusive sweatshirts designed by the sisters, which sold out. The girls now make up 9 of the top 10 posts on the Hollister Instagram account and have driven strong fan growth on both Instagram and TikTok. Our partnership with Charli and Dixie illustrates how our Hollister team is proactively communicating with our customer on the global platforms where they spend the most time. We are building on this for holiday. With the recent launch of our Charli and Dixie edit and their holiday feel lab campaign, where they have handpicked gifts based on the [feeling] that you want to give. In addition, we will have 2 more exclusive product designs by the sisters set to drop in December. Now turning to Abercrombie. Our updated merchandise and marketing at adults and kids also resonated with combined sales declining 2% in the quarter, which was above internal expectations. In adults, women's experienced double-digit sales growth. Strength was broad-based with denim, knit tops and bottoms, fleece, sweaters and skirts all registering double-digit sales gain. In men's, we saw a great response to our new and growing 96 Hour assortment, including the traveler jogger. Across both genders, SoftAF and 96 Hours continued to resonate. These are part of our strategy to build premium franchises within a broader brand. We see runway for these collections, which have been serving as strong traffic generators, attracting both new and lapsed customers and providing a broader halo. At Abercrombie Kids, significantly improved September and October trends partially offset a tough August. Performance was driven by summer. Wear now and our back-to-school essentials, including shorts and swim in August and jeans and fleece tops in September and October. During the quarter, we shifted marketing to create excitement around product-specific moments and events for both adults and kids, while further reducing their dependence on store-wide discounts. We continued to leverage our powerful influencer network to support these events as well as our other key moments. And we estimate that our influencer generated over a billion social media impressions in Q3. Our August denim event drove our highest DTC category day in A&F brand history. While our Fierce Day and Fleece Weekend both drove sales and brand awareness. Adults and Kids marketing leaned heavily into our purpose and values. We launched the Abercrombie equity project with 2 video content series, A&F conversations for adults and hanging out with Abercrombie for kids, both of which focus on racial and social justice. More recently, we introduced the Megan Rapinoe by AF Conversation Series on Instagram, which explores the stigma of mental illness. To date, it has had roughly 47 million impressions. These series complement our existing work, including kind crew kids, which has had over 17 million impressions since its late February launch. We're excited about the global growth opportunity across all 4 of our brands and see meaningful runway domestically and in EMEA and APAC, where our local teams are continuing to gain traction by delivering more targeted regional product and messaging. Critical to our global success is the marriage of digital and stores to offer authentic, intimate and compelling experiences that are meaningful to our loyal local customers. Over the past several years, we've made significant progress on the key transformation initiatives we outlined at our 2018 Investor Day, which include global store network optimization, investing in digital and omnichannel capabilities, increasing the speed and efficiency of our supply chain and continuing to evolve brand positioning while improving customer engagement. We remain committed to these initiatives and today are thrilled to announce another big step forward on store optimization, with the early exit of 4 additional A&F flagships. We recently closed Düsseldorf. And this January, we'll be closing our London, Paris and Munich flagship locations. These four closures are well ahead of their natural lease expirations, which range from 2022 through 2031. In February, Düsseldorf, London and Paris will be transferred to a new tenant and Munich will be subleased. These transactions have contributed to an $8 million gain in Q3, and we do not expect material P&L impacts from these locations going forward. This announcement combined with 3 previously disclosed fiscal 2020 natural lease expirations will leave us with 8 flagships at the end of the year, down from 15 at the beginning of the year. Brussels, Madrid and Fukuoka will all close in January. While only 7 locations out of our store base is 849, this announcement is meaningful on many levels. These flagships, which combined are roughly 200,000 gross square feet or 10% of the 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

Abercrombie & Fitch brand global square footage, have taken an outsized portion of our time and resources for years and are not an accurate representation of the Abercrombie & Fitch brand today. In fiscal 2019, the 7 flagships contributed a combined 1% to revenues were a 20 basis point drag to comp and were a 10 basis point drag to operating margin. These stores accounted for roughly $30 million of store occupancy and payroll expense in 2019. And as a result of our actions, we have removed roughly $85 million of lease liabilities from our balance sheet. Fiscal year-to-date, performance has been meaningfully worse at these locations, which are heavily dependent on tourism due to COVID-19 and associated traffic constraints. Closing these flagships is a critical part of our ongoing work to reposition our store network to more intimate omni-enabled stores that better serve our local customer and represent our updated brand positioning. Although we are exiting these stores, we remain committed to the markets they operate in. Across the rest of our fleet, we have approximately 25% of our global leases up for renewal as we approach year-end. This gives us the opportunity to continue to level set our square footage and occupancy as we realize ongoing meaningful increases in our already deep digital penetration, which, as a reminder, accounted for roughly 1/3 of our revenues last year and is on track to be a much higher percent this year. We continue to believe in stores, and that mindset has not changed. But as we have said before, they must be the right size in the right location, with the right economics. Before I turn the call over to Scott, I want to take a moment to share my thoughts on the holiday season. This year, there's obviously a considerable amount of uncertainty due to global COVID spikes and related store closures as well as shipping and handling constraints and ongoing political and social unrest. As we have done since the start of the pandemic, we are focused on controlling what we can control and thoughtfully responding to what we cannot. We have remained conservative with our inventory commitments and have the key moves to maximize digital throughput while increasing omni capabilities, including curbside, ship from-store and pop-in capacity. While we are encouraged by quarter-to-date trends, it is still early. Our historically largest volume weeks are ahead, and we may be facing further COVID-related restrictions and closures. Despite this uncertainty, our customers have been responding well to new product, and we continue to see ongoing double-digit digital growth. While we expect this holiday season to be promotional as it always is, we have thoughtful plans in place that build off of recent successes. We also have the financial flexibility and a strong team to react to unknowns. We've made key technology, supply chain and talent investments heading into this year that have fortified our foundation. I firmly believe that our company is better-positioned today than it was coming into this pandemic, and I remain as optimistic as ever about the future growth potential of our global brands. We will continue to stay close to our customer and utilize our proven playbooks and we are confident in our ability to gain both mind share and market share. And with that, I will turn the call over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran. I'd like to start off by also thanking our global teams and our vendor partners. With your perseverance and partnership, we were able to achieve our best third quarter operating income since 2012 and generate $63 million of operating cash flow. Now on to Q3 results. Net sales of $820 million were down 5% as compared to last year. By brand, net sales declined 7% for Hollister, which includes Gilly Hicks, and 2% for Abercrombie, which includes Kids. By region, net sales declined 4% in the U.S., 1% in EMEA and 22% in APAC, which is our smallest region. Globally, store traffic improved sequentially but remained below last year. This was partially offset by year-over-year improvements in conversion and average transaction value across channels and 43% digital sales growth. Looking specifically at reopened store performance. Third quarter global store productivity was at roughly 75% of prior year levels. By brand, on a global basis, Hollister stores outperformed Abercrombie, as Abercrombie generally has a higher digital penetration. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

Breaking down reopen trends further by region, starting with our largest market, the U.S. Third quarter reopened store productivity was at 75% of last year, with all but one store open at [quarter-end] (corrected by company after the call). Productivity was weakest in August with the delayed back-to-school and roughly 80% of our California stores closed. As of Monday, all but 4 of our U.S. stores are open. In EMEA, reopened store productivity was at approximately 75% of last year, with 83% of stores open at the end of the quarter. More recently, we have experienced closures in several countries on renewed COVID restrictions. As of Monday, roughly 50% of our EMEA store base was open with closures in England, France and other countries. As stores have reclosed, digital sales have accelerated. Looking ahead, we will continue to maximize digital demand, ship-from-store and curbside pickup where available. In our smallest market, APAC, our reopened store productivity was roughly 70% with all stores open at the end of the quarter. We have been encouraged by improvements in trend as we realize benefits from our growing team in Shanghai. Recently, Hollister was selected among 55 top tier cross-industry brands to have ads appear in subway stations across Beijing, Shanghai and other major cities for 2 weeks in October. This marked Hollister's largest media exposure ever in the region and drove increased traffic to our Tmall store. As of Monday, all stores are open in the region. Moving on to gross profit. Our rate of 64% was up 390 basis points to last year. Results benefited from higher AUR with promotions and clearance below last year and lower AUC. In addition, we saw a 100 basis point benefit from shrink and another 90 basis point benefit from favorable FX. Turning to inventory. We entered Q4 with inventories current and down 8% to last year. We are comfortable with our positioning heading into holiday. As we move through the quarter, we plan to continue to balance gross profit rate with inventory sell-through. I'll now cover the rest of our results on an adjusted non-GAAP basis. Excluded from our non-GAAP results this year are $6 million of pretax asset impairment charges, principally attributable to COVID. These charges adversely impacted results by $0.09. Last year, we excluded $10 million of pretax asset impairment charges related to certain international flagships, which adversely impacted results by $0.12. Operating expense, excluding other operating income, was $459 million as compared to $494 million last year and leveraged 120 basis points. Stores and distribution expense decreased on a dollar and rate basis, driven by a decline in store occupancy and store payroll, partially offset by increased shipping and fulfillment expense on higher digital sales. In addition, we recognized a pretax benefit of approximately $8 million in the current quarter, primarily due to a gain on lease assignment and updates to previously established accruals for asset retirement and severance obligations related to the 4 early flagship exits. Our marketing, general and administrative expenses rose on a dollar-and-rate basis, primarily driven by increased performance-based compensation, partially offset by reductions in noncustomer-facing and in-store marketing costs. We remain focused on tightly managing expenses. We will continue to look for additional savings to enable reinvestment in our transformation initiatives as well as key customer-facing areas, including marketing, websites and apps to build momentum and achieve our longer-term goals. Operating income was $65 million compared to $25 million last year and included a $7 million benefit from FX. Effective tax rate was 11%. Net income per diluted share was $0.76 compared to $0.23 last year or $0.37 on a constant currency basis. Our balance sheet remains strong. We ended the quarter with cash and cash equivalents of $813 million and total liquidity of approximately $1.2 billion. We will continue to hold higher-than-average cash balances to preserve flexibility in this uncertain environment. Our dividend and share repurchase programs remain suspended. We now expect capital expenditures of approximately $110 million for the year, with about half of that attributable to stores and the other half, to digital technology and maintenance needs. As we have experienced profitable accelerated digital growth, we have continued to invest in stores because they are a critical part of the omnichannel brand experience. Fiscal year-to-date, we have opened 12 stores and closed 17. As we approach year-end, we have about 1/4 of our global store base up for renewal or over 200 leases. We've been partnering with our landlords to find a mutually beneficial and agreeable path forward. We are excited about the opportunity to further optimize our global square footage through a combination of mall-based and flagship closures and the rightsizing of large format stores. We will continue to thoughtfully invest in smaller omni-enabled experiences that align with our local customer shopping preferences. With roughly 50% of our leases up for renewal on a rolling 2-year basis, we have the ongoing opportunity to reevaluate our store base as we continue to evolve. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

I'll finish up with how we are planning the fourth quarter. Reflecting ongoing global uncertainty, we will conservatively manage inventories, shift goods by region and channel, we're optimizing our distribution center capacity for increased digital demand, position the business to chase inventory and tightly managing expenses while not starving our business. We will manage the near term while not taking our eyes off of our significant long-term global growth opportunity across brands. For the fourth quarter, we are planning the business as follows: net sales to be down 5% to 10%, which assumes a deceleration from current trends. Although pleased with quarter-to-date results, including ongoing strong digital growth, there are a lot of unknowns as we head into what are traditionally our highest volume weeks of the year. With COVID numbers rising, there is a potential for a change in apparel demand and customer willingness to enter physical stores. Also, there is a looming possibility of renewed store restrictions and closures. We do not have certainty on when countries may reopen in Europe. We are planning gross profit rate to be flat to up slightly from 58.2% last year. We are cautiously optimistic in our ability to drive AUR improvements in the fourth quarter through lower promotional and clearance activity. However, we do not expect to realize FX and shrink benefits at the same magnitude Q3. With the exit of the Abercrombie & Fitch flagships and mall-based store closures, we anticipate markdown pressure as we clear through inventories at these locations. The clearance pressure should be isolated to the fourth quarter and to those locations, which will be closing. Operating expense, excluding other operating income, is planned up 1% to 2% to last year's adjusted non-GAAP level of $566 million, reflecting higher fulfillment costs, including elevated shipping and handling on expected continued strong digital demand and carrier surcharges for holiday, which could more than offset expected ongoing store occupancy and store payroll savings. With that, operator, we are ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And we'll take our first question from Paul Lejuez with Citigroup. Paul Lawrence Lejuez - Citigroup Inc., Research Division - MD and Senior Analyst Nice job getting out of the flagships and helpful info provided on the [full] years you're exiting. Curious, Scott, if you can share any info on the 7 that remain, just in terms of size, both sales and EBIT. Also, curious -- you guys talked a little bit about growing Gilly a bit faster. How should we think about what form that takes? How big is that brand today? And how fast you're looking to grow? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Paul, I'll kick it off with the flagship question. Yes, we were very excited to get through 7 more closings this year. We're planning for 7 more closings this year. As you know, we've been on this path for many years. Our goal in these markets is to reposition from these large expensive stores in very tourist heavy locations into smaller, more local locations that are more omni-enabled. So this is a great step forward for that. The remaining 7 or 8 we have, that will carry into 2021 and beyond. Looking at 2019 numbers, the EBIT margin drag that we called out last year, we'll still have about 50 basis points of that drag at 2019 levels carrying with us into the future. We continue to remain in contact with our landlords, but nothing to announce at this point on the future locations, but a great step forward as we reposition these current markets. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Super exciting. Paul, so on the Gilly question, we are really pleased with the growth that we're seeing in Gilly. To have another 100% digital growth this quarter, 2 quarters in a row is super exciting. It's telling us that the consumer is really responding to our product and to our marketing. As far as growth goes, we are continuing to test and learn with this brand. Currently, with the - I guess, I would say with the inconsistency of the store base until we know for sure that the stores will be back to running as normal, we're going to do a test and see approach with Gilly. We have added - about a year ago, we mentioned that we added a General Manager to this business. We are also adding additional merchants, planners and marketers as well. So excited about what we're seeing, particularly the launch of Gilly Go as well as all the cozy loungewear where that's really resonating. Operator We will take a question from Susan Anderson with B. Riley Securities. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - Analyst Nice job on the quarter. I'm curious -- obviously a very strong op margin in the quarter. How are you thinking about the long-term op margin opportunity now? I know it's kind of uncertain environment. But does this performance give you increased confidence in your longer-term guidance for double-digit op margin? And then how much of the benefits seen in third quarter do you think will stick longer term? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Susan, yes, we are as confident as ever in the long-term profitability and that margin target we threw out there in 2018. Clearly, COVID has pressed a little bit of a pause here as we've adjusted the business this year. But the P&L that we've been seeing here, in the income statement in the last couple of quarters, is the one that we set out to build a few years ago. We want to reduce the fixed cost in this business. We want to shift this model more towards variable. And what you've seen in the last couple of quarters is lower store payroll, a fixed piece of store payroll. You've seen lower store occupancy. Now how we've gotten there, it's been a little interesting through -- for the COVID situation, but that's the future. And with that, you see some of those variable costs that are coming along in shipping and handling. But as we've talked about in the past, you can leverage these fixed assets of the digital business and have a nicely profitable digital business, which we do. So we're excited to see growth in that channel. We're also excited to see that P&L shaping up. A lot of work to do. It kind of takes us towards year-end, and we have over 200 leases coming due. We're working with our landlords. We're trying to get the right deals in place. They have to be the right deals and the right size of store for us to move forward. So excited about the opportunity ahead of us in the rest of the quarter. As we think about the benefits of Q3 for long term, kind of on the same theme there. We want to take in these themes of less fixed and more variable. That's what we're working on. We've -- since COVID, take out a lot of expense from the base. We talked about the couple of hundred million that we took out since the beginning of the year plan. And the goal is to make a lot of that stick, especially the fixed costs and then move some of that and reinvest it back in the variable side, especially marketing and customer facing. Operator Our next question comes from Jay Sole with UBS. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

Jay Daniel Sole - UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Great. Fran, you talked about customers responding favorably to new product and messaging. Specifically on the new product, can you tell us about what you're seeing in denim? Obviously such a key category. Have you seen the trends that you were talking about last quarter continuing to improve in terms of new silhouettes and maybe some new trends happening there, which could be important for that business? And then, Scott, can you just talk about the markdowns as a piece of the 390 basis points of improvement in gross profit? How much did lower markdowns improve? And where do you sort of see markdowns right now in terms of like percentage of total versus where you want to be when you get to, say, next year or the year after? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Sure. Let me pick up the second one first, and I'll kick it over with Fran. On markdowns, we break apart that 390 basis points. We had 100 basis points of shrink and 90 basis points of foreign currency. So let's kind of kick that aside. The remaining 200 basis points in the quarter was really due to lower markdowns versus last year. And a lot of this goes back to Day 1, whenever COVID hits and the great work that our planning, merchandising and sourcing teams have done to get our inventory in the right place. We feel great with where our inventory is. We've taken our receipts down to a comfortable level, a nice conservative level here for the fall season. And what we talked about last quarter has played through. We saw demand outstrip our supply a bit, and that puts us in a nice position to raise AUR and take out markdowns. Fran? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sure. So very excited, Jay. That was the response we're seeing from our consumer regarding our product. A really nice third quarter across all 4 of our brands. You asked specifically about denim, we've seen tremendous response to our denim -- our Abercrombie women's specifically. We just came off of one of our biggest events that we've ever run digitally for Abercrombie women's denim. The customer is responding to all sorts of newness in denim. Just like you mentioned in the last call that we talked about, the key fashion fits, straight leg is coming on strong, mom and skinny continue to remain as part of our key silhouettes. But overall, a nice start as well to this quarter, encouraged by what we're seeing, the response to our marketing and our product. Going back again to the third quarter a little bit. Our Hollister back-to-school campaign with Charli and Dixie was one of the best that we've seen, over 5 billion views on our campaign and the #1 TikTok campaign on brand lift so far year-to-date. So a lot of exciting things for the third quarter and more to come for the fourth quarter. Operator And up next, we will hear from Carla Casella with JPMorgan. Carla Casella - JPMorgan Chase & Co, Research Division - MD & Senior Analyst My question -- I have one question on working capital. It was an unusual source for the third quarter. And I'm wondering if you expect it to reverse in fourth quarter? And what the key drivers would be in terms of timing of payments on accruals or payables, et cetera? 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. Carla, it's Scott. I'll grab this one. So yes, we've been very pleased with our working capital performance this year, and a huge thanks to our vendor partners, both merchandise and nonmerchandise. They've been great getting us extended terms. Our goal is to get these terms in a more permanent nature. So there could be some reversal here in the future, but our goal is to make these pick ups stick. Also on working capital, inventory is something that we've been focused on since day one and remaining lean on inventory, our receipts are down year-over-year. So as we see a little bit of benefit there on inventory, it's less of a drag than we've seen in the past. So themes that we want to take into 2021 and beyond, for sure. Carla Casella - JPMorgan Chase & Co, Research Division - MD & Senior Analyst Okay. And can you just update us with how many of your stores today are off mall? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO A very small percentage of our stores are off mall. We're primarily in mall, outside of our flagship stores. And we have a handful of street stores around the world, primarily in Europe. Operator Up next, we will hear from Dana Telsey with Telsey Advisory Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer Nice to see the progress. As you think about flagships, how do you think about the remaining flagships that you have? Do they stay part of the store network? Do you renegotiate those leases? And then on supply chain and delivery costs. Thoughts on that? Any expanded thoughts on that for this season given the increased emphasis on digital and how planning for next year? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Dana, it's Fran. So large expensive flagships are really not part of our go-forward strategy, and we have been working really diligently with our landlords over the past few years, and it was so exciting for the company to make that announcement this morning. Our real goal is to deliver intimate' omnichannel brand experiences that we really know closely align with our customers' needs and how they shop today. So we will continue those negotiations with the balance that remain over the next couple of years. But ultimately, it is not part of our go-forward strategy. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll pick up the supply chain. So yes, it's going to be an interesting quarter when it comes to delivery to the customer, number one, and then the costs that come along with that. Shipping and handling expense will be more of an outsized impact this quarter than we have seen in the past couple of quarters even with that strong growth. A couple of differences here in Q4, just the sheer volume of the digital business spiking up in Q4 just on a dollar basis. We're going to see these carrier rate increases across our key carriers and then some of the costs of the efforts that we put into place, We've mentioned a pop-up DC with 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

regional carriers. These are bits and pieces of costs that we're going to add up here in Q4. I'd say, looking forward to 2021 and beyond, your guess is probably as good as ours at this point and how that's going to play out in some of these surcharges into Q1. So we're focused on holiday right now and getting through this peak and delivering to our customers as quickly as we can, and then we'll address that once we get through the peak season. Operator And next, we will hear from Kate Fitzsimons with RBC Capital Markets. Kate Bridget Fitzsimons - RBC Capital Markets, Research Division - Assistant VP And I'll add my congrats as well. So I guess quickly on Europe, I believe in prior quarters, you said productivity was at 50%. In your commentary, I believe you said it's now 75%. Obviously understanding a lot of volatility in that market with restrictions. But I am curious on that sequential improvement in Europe. And just as we look out the holiday, how you're feeling about your ability to meet digital demand in that market and the pivot at that channel? And then, I guess next, Fran, just at a higher level. You guys exited last year with digital at roughly a 30 -- 1/3 of your business. Digital running year-to-date, call it, 50% of the business. You're exiting more flagships. You're speaking to 50% of the stores up for renewal. Curious, if any of the learnings in the last year are making you think about how much can you push this business to be online even compared to 12 months ago? And certainly with the strong profitability you're seeing on the gross margin front, at least in that channel, curious as you think about the mix shifts associated with digital, can rebase here at a higher level with merch margins in that channel and maybe absorb some of the incremental delivery costs when we look beyond, I guess, one of the other charges. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO All right. Perfect. Let me pick up Europe first, and I'll let Fran take the digital business. So Europe, nice to see sequential improvement in the European store business. Things were starting to settle in a little bit in Europe as we went through Q3, good to see that. More recently, we mentioned seeing some of the closures in some of our key countries like England and France. So at this point, we're reading and reacting every day. Hopefully, there'll be some positive news here coming out soon, but we're not certain on when these stores might reopen. The nice thing is, in these countries where we've seen closures, we've seen a spike in the digital business, as you could imagine. We feel good sitting here today about fulfilling that demand. Our supply chain teams have been planning for this. We have been planning for this as an organization really since March and April, planning for this next wave of COVID. So hopefully, all of the things that we put in place will help bear fruit here in the quarter. I think that's it already. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sure. So regarding our digital business. We are incredibly excited about what we're seeing. I think the expression goes that crisis accelerates change, and that's certainly what we've seen throughout the year. We've really been able to lean into our omni capabilities and build on the strength of our digital business, as you mentioned, Kate, over $1 billion in 2019, a growth of 47% just in the third quarter. So the answer is that we have to continue to watch what's happening. We don't really know where the stores are going to end up. We've got a lot of leases due at the end of the year. So ultimately, our goal is to be a global omnichannel retailer, balancing both digital as well as stores. The stores do matter because you need both in order to be effective in omni. So we're going to continue to lean in, certainly for the fourth quarter and as we head into the first half of next year. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

Operator (Operator Instructions) Next, we'll hear from Janet Kloppenburg with JJK Research. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Congrats on a nice quarter. Fran, I'm wondering how you're thinking about the growth opportunities for Gilly. Will they continue to have a strong digital arm there and carve-outs in the existing stores? Or will you start to think about stand-alone stores as well? Maybe if you could just talk a little bit about how that model looks for you. And Scott, I was wondering on the gross margin, flat to up guidance. I think the AUC opportunity might be pretty significant, not sure, less -- some FX, some shrink opportunity. Does that weigh against an outlook for increased competitor promotions in the fourth quarter and also the liquidation of the flagship closings? Maybe you could just help me understand why it couldn't be better than flat to up? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director You want to answer? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. I'll kick it off on the last part of the question, the gross margin guide. So yes, flat to up slightly. I mean this is historically the most promotional quarter of the year. It will be, I think, an interesting quarter. Sales are going to be on a different pattern than they probably ever have with the peaks and then what's going to happen in December in stores. So a lot of uncertainty out there. And that's really how we're thinking about the quarter. With where our inventory is, we're hopeful that, that demand is going to outstrip our supply. We feel good with how we planned into the fall season here. And then the points you brought up about store closures, there will be some liquidation there. And that will be a little bit of a hurt potentially to that ability to raise AUR. But we're excited about the assortment. We're excited about our inventory positioning, but it's going to be a very interesting quarter on how it plays out around the world. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Have you said the (inaudible) -- cost increased promotions? Sorry. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. I would say -- you've seen, just like we have, people have pulled forward promotions a little bit to try to spread demand. We've done a little bit of that. We've been comfortable with the promotions that we've pulled forward to do some of that demand spread. The biggest constraint here is digital shipping, so spreading out the promotions is a good thing to do for the industry. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And regarding Gilly, Janet -- regarding Gilly. So we are excited about what we're seeing in Gilly. As I mentioned, 100% growth in digital is really helping us lean into our omni capabilities. Regarding the carve-out and the standalones, at this point, we have obviously taken a pause for the 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

moment on where we are with our store base because of the uncertainty out there. But we will continue, once that gets to some normalized pace, that we will continue certainly with the carve-outs with the in-store shop-in-shops. And at some point, we will have stand-alones. Operator And up next, we'll take a question from Mark Altschwager with Baird. Sarah Goldberg - Robert W. Baird & Co. Incorporated, Research Division - Research Analyst This is Sarah Goldberg on for Mark. As you build confidence in the reception to the product, how are you thinking about marketing spend for the holiday? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. For holiday, we are -- our goal is to protect digital media, number one. And what we've done this year is we've taken out some costs on the back end. We mentioned that about Q3 in the prepared remarks where we -- some of that back office-type cost on marketing, we've been able to reduce. So the goal is to protect that digital customer-facing media. Fran mentioned the great program with Charli and Dixie in Q3, that will continue into Q4 here. And then the great work that we've done on the Abercrombie brand with influencers. So really excited about the marketing we've seen, and that is absolutely an expense that we want to protect here in holiday. Operator Up next, we'll hear from David Buckley with Bank of America. David Loughran Buckley - BofA Merrill Lynch, Research Division - Analyst Back to the e-com channel, can you talk about how much improved profitability in the channel contributed to third quarter operating margin expansion? And then with use in multiple vaccines, how are you putting the business for the first half of next year? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. David, I'll grab this one. So the improved profitability, yes, it came primarily from the e-com channel with the great growth that we saw in the quarter. I talked a lot about leveraging those assets. So we were able to leverage those fixed assets even further with a big spike, the 43% digital growth that we saw. We also saw benefits in the quarter obviously on the store side. We mentioned store occupancy and store payroll as savings. So that helped soften the blow on some of those productivity numbers that we talk about from the store side. And thinking about the vaccine is, yes, this is great news for us. It's great news for the industry, many industries. But the timing at which this will hit, we really don't know. So at this point, we are planning the business in 2021, just like we planned throughout '20. We're going to be conservative. Inventory is our number one investment in this company. So we're going to plan it conservatively, and we're going to stay in chase mode for as long as possible. We've seen the benefits from being in chase mode as we've gone through 2020 here with the ability to take up the AUR, and see some gross margin growth fall to the bottom line. So that's going to be our plan as we go into 2021. 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call

Operator Next, we'll take a question from Marni Shapiro with Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Congratulations. The stores look really beautiful for the holiday. I have 2 quick Abercrombie questions. As I've walked through the stores, it seems as if the age and really the style of the shopper feels different than it used to a year ago or even 2 years ago. Have you been successful reactivating lapsed shoppers who are now in their late teens or 20s and also in attracting new shoppers? And along those same lines, could you talk a little bit about your loyalty programs because as we come out of the pandemic that could be important heading into 2021 as we have some sort of normal life again, we hope. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So Marni, thank you for the compliment on the store. We're incredibly proud of the teams and what they've been able to accomplish with all the complexities added to our business this year. Yes, the Abercrombie brand is really focused on that young millennial. We are getting a very strong reaction from the consumer, both in product as well as marketing. We have -- actually, reactivated some of our shoppers. We're seeing nice new, new-to-file growth as well. And our loyalty programs continue to grow. So those will be, to your point, important as we head into '21, but exciting what we're seeing in the brand. Operator That concludes our question-and-answer session. I will turn the call back to Fran Horowitz for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you all for participating in our call today. I hope you all have a safe and happy and healthy holiday season, and I look forward to talking to all of you in the new year. Operator And that concludes today's call. We thank you for your participation. You may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2020, Refinitiv. All Rights Reserved. 13469263-2020-11-25T00:21:36.753 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 24, 2020 / 1:30PM, ANF.N - Q3 2020 Abercrombie & Fitch Co Earnings Call